UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2026

VANECK AVALANCHE ETF
(Exact name of registrant as specified in its charter)

Delaware	001-43064	33-6867966
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Third Avenue, 9th Floor New York, New York		10017

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 293-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	VAVX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.
VanEck Avalanche ETF (the “Trust”) intends to make quarterly cash distributions of income generated from its staking activities to holders of the Trust’s shares of beneficial interest. The distributions will consist of net staking income after deduction of applicable payments to the Trust’s staking services provider as compensation for its services under the Staking Services Agreement and any fee charged by an AVAX Custodian for facilitating staking of the Trust’s AVAX held with such AVAX Custodian. To fund the cash distributions, the Trust may sell staking rewards and/or a portion of its AVAX, which may affect the Trust’s exposure to AVAX and the market price and/or net asset value of the Shares.

The Trust intends to make cash distributions at least quarterly in order to rely on the safe harbor conditions established by IRS Revenue Procedure 2025-31 applicable to grantor trusts that stake digital assets. The IRS may modify, clarify, or withdraw such guidance, and there can be no assurance as to the tax treatment of any distributions to shareholders. Shareholders are advised to consult with their tax advisors as to the tax consequences of holding Shares and receiving distributions.

VanEck Digital Assets, LLC (the “Sponsor”) expects to declare distributions on a quarterly basis, with record and payment dates set by the Sponsor and/or in accordance with the rules of the Trust’s listing exchange. The Trust’s initial distribution is expected to be made in July 2026, with the record date, payment date and amount of such distribution to be announced by the Sponsor.

The amount of any distribution will depend on the amount of staking rewards received by the Trust, applicable legal and regulatory requirements, and the Trust's operational and liquidity needs. There can be no assurance that the Trust will declare or pay distributions in any particular amount or at any particular frequency, or at all.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust's prospectus, as amended and supplemented from time to time by the Trust's filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 17, 2026

VanEck Avalanche ETF *

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Matthew A. Babinsky
Name:	Matthew A. Babinsky
Title:	Vice President

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the registrant.